Member Audio/Web Conference May 3, 2013 Exhibit 99.1

Cautionary Statement Regarding Forward-
Looking Information

Statements contained in these slides, including statements describing the objectives, projections, estimates, or predictions of the future of the Bank, may be “forward-looking statements.” These statements may use forward-looking terms, such as “anticipates,”
“believes,” “could,” “estimates,” “may,” “should,” “will,” or their negatives or other variations on these terms. The Federal Home Loan
Bank of Pittsburgh (the Bank) cautions that, by their nature, forward-looking statements involve risk or uncertainty and that actual results could differ materially from those expressed or implied in these forward-looking statements or could affect the extent to which a particular objective, projection, estimate, or prediction is realized. These forward-looking statements involve risks and uncertainties including, but not limited to, the following: economic and market conditions, including, but not limited to, real estate, credit and mortgage markets; volatility of market prices, rates, and indices related to financial instruments; political, legislative, regulatory, litigation, or judicial events or actions; changes in assumptions used in the quarterly Other-Than-Temporary Impairment (OTTI)
process; risks related to mortgage-backed securities; changes in the assumptions used in the allowance for credit losses; changes in the Bank’s capital structure; changes in the Bank’s capital requirements; membership changes; changes in the demand by Bank members for Bank advances; an increase in advances’ prepayments; competitive forces, including the availability of other sources of funding for Bank members; changes in investor demand for consolidated obligations and/or the terms of interest rate exchange agreements and similar agreements; changes in the FHLBank System’s debt rating or the Bank’s rating; the ability of the Bank to introduce new products and services to meet market demand and to manage successfully the risks associated with new products and services; the ability of each of the other FHLBanks to repay the principal and interest on consolidated obligations for which it is the primary obligor and with respect to which the Bank has joint and several liability; applicable Bank policy requirements for retained earnings and the ratio of the market value of equity to par value of capital stock; the Bank’s ability to maintain adequate capital levels
(including meeting applicable regulatory capital requirements); business and capital plan adjustments and amendments; technology risks; and timing and volume of market activity. We do not undertake to update any forward-looking information. Some of the data set forth herein is unaudited.

Over/
2013 2012 (Under)
Net interest income 45.4 $            42.2 $            3.2 $
Provision (benefit) for credit losses (0.1)                0.1                 (0.2)
Net OTTI credit losses (0.4)                (7.2)                6.8
All other income 4.1                 6.8                 (2.7)
Other expenses 17.4               17.5               (0.1)
Income before assessments 31.8               24.2               7.6
AHP 3.2                 2.4                 0.8
Net income 28.6 $            21.8 $            6.8 $
Net interest margin (bps) 31 32 (1)
Three months ended March 31,
Financial Highlights – Statement of Income
(in millions)

Quarterly Net Income
1Qtr 13 4Qtr 12 3Qtr 12 2Qtr 12 1Qtr 12
Net income 28.6 $   51.7 $   33.0 $   23.2 $   21.8 $
Net prepayment fees on
advances
1.7 $     17.5 $   2.2 $      7.4 $      4.7 $
Net OTTI credit losses
(0.4)       (0.4)        (0.2)        (3.6)        (7.2)
Derivative and hedging activity
1.6         8.1         3.5         (4.9)        4.0
(in millions)

$73.5 Mar-08
$50.0
$45.0
$40.0
$35.0
$30.0
$25.0
$20.0
Billions
$41.2
$40.5
$40.0
$30.6
$29.7
$25.8 Sep-11
Dec-07
Dec-08
Dec-09
Dec-10
Dec-11
Dec-12
Mar-13
Period End Balances

Quarterly Advance Trend 5

Financial Highlights – Selected Balance Sheet
Three months ended March 31,
2013 2012 Amount
Average:
Total assets 59,297 $     53,682 $    5,615 $    10%
Advances 36,379        30,586       5,793       19
Total investments 18,718        18,747       (29)           -
March 31,  Dec 31,
2013 2012 Amount
Spot:
Advances 39,994 $     40,498 $    (504) $      (1)         %
PLMBS (par) 2,760          2,944         (184)         (6)
Retained earnings 586             559            27            5
Percent
Over/(Under)
Over/(Under)
Percent
(in millions)
(in millions)

Capital and Risk-Based Requirements
Mar 31, Dec 31, Mar 31,
2013 2012 2012
Permanent capital
(1)
3,787 $      3,807 $      3,748 $
Risk-based capital requirement:
Credit risk capital 662 $         678 $         679 $
Market risk capital 148            114             186
Operations risk capital 243            238             259
Total risk-based capital requirement 1,053 $      1,030 $      1,124 $
Excess permanent capital 2,734 $      2,777 $      2,624 $
Percentage of requirement 360% 370% 333%
Capital ratio (4% minimum) 6.3% 5.9% 7.0%
Leverage ratio (5% minimum) 9.4% 8.8% 10.6%
Market value/capital stock (MV/CS) 118.0% 115.1% 103.9%
(in millions)
(1)
Permanent capital includes excess capital stock of $581, $624, and $1,125 at March 31, 2013,
December 31, 2012 and March 31, 2012, respectively.
Fourth quarter 2012 capital classification “adequately capitalized.” However, our regulator has maintained concerns regarding our level of retained earnings and the PLMBS portfolio.

• Dividend declared based on first quarter 2013 results
Equal to first quarter 2013 average three-month LIBOR (annual yield of 0.29%)
Based on average stock outstanding for first quarter 2013
Payment date:  April 30, 2013
• Partial excess capital stock repurchase
Excess capital stock repurchased – approximately $400 million
Effective date:  April 29, 2013
Payment date:  April 30, 2013
• No significant impact on:
Risk and capital adequacy measures
Members’ excess ownership percentage
• Decisions for any future repurchases and/or dividend payments will be based on the following:
Increased retained earnings
PLMBS AOCI levels
Adequate excess regulatory capital
MV/CS > 90%
Positive GAAP earnings which are sustainable for the foreseeable future
Dividend Payment & Excess Stock Repurchase

Member Audio/Web Conference May 3, 2013